Exhibit 99.4

RULES OF THE PERFORMANCE SHARES PLAN AUTHORIZED BY THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING of April 25, 2013 June 14, 2013 allocation 2013—Technip Incentive and Reward Plan confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50

02/03 Rules of the performance shares plan 2013 PURPOSE OF THE PLAN DEFINITIONS NATURE OF THE ALLOCATIONS BENEFICIARIES OF THE PLAN TERMS AND CONDITIONS OF THE ALLOCATION OF PERFORMANCE SHARES CONDITIONS RELATING TO THE ACQUISITION OF PERFORMANCE SHARES TERMS AND CONDITIONS OF THE DELIVERY OF THE PERFORMANCE SHARES FOR BENEFICIARIES RESIDING IN FRANCE TERMS AND CONDITIONS OF THE DELIVERY OF THE PERFORMANCE SHARES FOR BENEFICIARIES NON RESIDING IN FRANCE TRANSACTIONS RELATING TO PERFORMANCE SHARES DURING ACQUISITION PERIOD AND HOLDING PERIOD FOR BENEFICIARIES RESIDING IN FRANCE TRANSACTIONS RELATING TO PERFORMANCE SHARES DURING ACQUISITION PERIOD FOR BENEFICIARIES NON RESIDING IN FRANCE APPLICABLE RESTRICTIONS FOR THE DISPOSAL OF SHARES ACQUIRED FOR BENEFICIAIRIES RESIDING IN FRANCE APPLICABLE RESTRICTIONS FOR THE DISPOSAL OF SHARES ACQUIRED FOR BENEFICIARIES NON RESIDING IN FRANCE AMENDMENTS TO THE PLAN BENEFICIARIES NON RESIDING IN FRANCE LANGUAGE AND LITIGATION 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 Table of contents confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50

1. PURPOSE OF THE PLAN Under its 14th and 15th resolutions, the Combined General Meeting of Shareholders of Technip, on April 25, 2013 authorized the Board of Directors to proceed, to the benefit of certain employees and executive officers of Technip and to the benefit of certain employees and executive officers of its subsidiaries, with a grant of existing shares or new shares to be issued (the “performance shares”) according to Articles L. 225-197-1 to L. 225-197-5 of the French Commercial Code (Code de commerce), so that, in particular, they are associated with the Company’s performance and development. In accordance with this authorization, the Board of Directors of the Company, at its meeting of June 14, 2013 granted performance shares and established the terms and conditions applicable thereto (the “Rules”) by this plan. 2. DEFINITIONS As used herein, the following definitions shall apply: Acquisition means, following the realization of the allocation conditions, which include the Performance Conditions, the delivery of performance shares to the Beneficiary on the Acquisition Date. Acquisition Date means, for each Beneficiary, the date on which the said performance shares are definitively acquired by the Beneficiary, and are delivered to him or her. Acquisition Period means:—For beneficiaries residing in France, the time limit, set to three years, between the Allocation Date and the Acquisition Date.—For beneficiaries non residing in France, the time limit, set to four years, between the Allocation Date and the Acquisition Date. Allocation means the decision of the Board of Directors to allocate performance shares to an Eligible Person. This Allocation constitutes an entitlement to receive Company’s Shares, free of charge, at the end of the Acquisition Period, subject to achievement of the Performance Conditions. Allocation Date means, for each Beneficiary, the date on which the Board of Directors decides the Allocation of performance shares. Beneficiary means the person selected by the Board of Directors to benefit from the Allocation of performance shares decided by the Board, and, as the case may be, his or her heirs. Company means Technip, a French société anonyme, whose registered office is located at 89 avenue de la Grande Armée, 75116 Paris, Paris Trade Register Number 589 803 261 (Registre du Commerce et des Sociétés de Paris). Eligible Person means, for the needs of these Rules, an employee or Executive Officer of the Technip Group. Executive Officers means executive officers holding a position equivalent to those specified in Article L. 225-197-1 of the French Commercial Code, such as: the Chairman of the Board (Président du Conseil d’Administration), the Managing Director (Directeur Général), the Deputy Managing Directors (Directeurs Généraux Délégués), the members of the Managing Board (membres du Directoire) and the managers (gérants) of a joint stock company. Holding Period Means for beneficiaries residing in France the time limit, set out to two years, calculated as of the Acquisition Date of the performance shares. Managing Bank means the institution, or its successors, designated by the Company for the management of securities registered in nominative form acquired by the Beneficiaries in the context of the Allocations governed by these Rules. Reference Performance means the arithmetical average of the two best percentages obtained out of the three following metrics (HSE, OIFRA and Net Cash Generated from Operational Activities). Cf Annex. Share(s) means one or more existing shares of the Company (as defined above). Technip Group means the Company and all companies linked to the Company pursuant to Article L. 225-197-2 of the French Commercial Code. 3. NATURE OF THE ALLOCATIONS The performance shares allocated to the Beneficiaries will be existing shares, or new shares to be issued. The rights arising from the Allocation are neither disposable nor transferable in any manner, except by inheritance (Art.L225-197-3 of the French Commercial Code) or in case of disability (Art.L225- 197-1 al 5 of the French Commercial Code) until the completion of the Acquisition Period. The same applies for the Performance Shares themselves, held during the Holding Period. 4. BENEFICIARIES OF THE PLAN The Beneficiaries of performance shares shall be chosen by the Board of Directors of the Company amongst the employees and Eligible Executive Officers of the Technip Group in accordance with applicable law. confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50

04/05 Rules of the performance shares plan 2013 5. TERMS AND CONDITIONS OF THE ALLOCATION OF PERFORMANCE SHARES The Board of Directors shall carry out Allocations of performance shares, the terms and conditions of which are governed by these Rules, as well as, as the case may be, by the specific provisions included in the letters of the Allocation mentioned below. Notification of the Allocation of performance shares to Beneficiaries is made in the form of a letter by the Chairman & Chief Executive Officer of the Company, or by any other person chosen by him or by the Board of Directors, sent by mail or hand-delivered, along with a copy of these Rules, and specifying the number of performance shares allocated to the Beneficiary, the Performance Conditions, the length of the Acquisition Period and of the Holding Period, as well as, as the case may be, the specific provisions applicable to the relevant Beneficiary. Each Beneficiary shall acknowledge receipt on his/her HRWeB account(i) of these Rules (ii) of the letter of Allocation and (iii) acceptance of the Allocation, within one month from Allocation. Failing to do so he/she will loose his/her rights to the performance shares. 6. CONDITIONS RELATING TO THE ACQUISITION OF PERFORMANCE SHARES 6.1 General conditions: 6.1.1 The Acquisition of Shares under this plan is subject to the condition that the Beneficiary remains an employee or an Executive Officer until the Acquisition Date. In this respect, the loss of the right to acquire the Shares arises on the date of the end of the employment contract or of the position as Executive Officer. It is specified that the sole loss of the position as Executive Officer does not generate the loss of the right to acquire the Shares as of the Acquisition Date, in the case of a Beneficiary being an Executive Officer with an employment contract within the Group. 6.1.2 However as an exception to the condition provided for in Article 6.1.1. hereabove, the Acquisition of performance shares is maintained in the following situations: 6.1.2.1 Retirement leave once satisfying the legal minimum period of contributions to the National Insurance in France (or corresponding rules in other countries). 6.1.2.2 Disability classified in categories two or three provided for in article L.341-4 of the French Social Security Code (or corresponding rules in other countries). In such a case, the Acquisition of performance shares by the Beneficiary shall occur prior to the end of the Acquisition Period. 6.1.2.3 Departure from the Group in the context of a sale of assets, notably by sale of shares, sale of a business activity or partial sale of assets. 6.1.2.4 Waiver of the condition mentioned in Article 6.1.1 above if granted by the Chairman & Chief Executive Officer. 6.1.3 Case of death In the event of the death of the Beneficiary during the Acquisition Period, his/her heirs may request, within six months of the date of death, the Acquisition of the performance shares according to the provisions of Article 6.2.2 hereunder. 6.2 Conditions relating to the number of performance shares 6.2.1 Principle The number of performance shares to be delivered is determined by the level of achievement of the Performance Conditions as of the Allocation Date, in accordance with the Annex to these Rules. 6.2.2 Exceptions As an exception to the provisions of Article 6.2.1, the number of performance shares to be delivered in the cases of disability (Article 6.1.2.2) or death (Article 6.1.3) of the Beneficiary, shall be the whole of the performance shares granted to him/her by the Board of Directors disregarding the Performance Conditions referred to in Article 6.2.1. 6.3 Disposal of shares is prohibited Except as provided under the provisions of article 6.2.2, the grant of performance shares is personal in essence and the attached rights cannot be sold or transferred during the Acquisition Period. No pledge or surety can be instituted on the performance shares during the Acquisition Period. 7. TERMS AND CONDITIONS OF THE DELIVERY OF THE PERFORMANCE SHARES FOR BENEFICIARIES RESIDING IN FRANCE The performance shares are delivered to an account indicated by the Beneficiary. 8. TERMS AND CONDITIONS OF THE DELIVERY OF
THE PERFORMANCE SHARES FOR BENEFICIARIES NON RESIDING IN FRANCE The performance shares are delivered to an account opened in the Beneficiary’s name. 9. TRANSACTIONS RELATING TO PERFORMANCE SHARES DURING ACQUISITION PERIOD AND HOLDING PERIOD FOR BENEFICIARIES RESIDING IN FRANCE In the case of an exchange of shares without balancing cash compensation resulting from a merger or a demerger during the Acquisition Period or the Holding Period, the provisions of Article L. 225-197-1 of the French Commercial Code and all the conditions set forth in this Plan and, in particular, the abovementioned period for remaining time before the date of exchange, shall be applicable to the Allocations and the performance shares received in the exchange. The same applies en case of exchange resulting from public offering, of merger or demerger which would take place during the Holding Period. 10. TRANSACTIONS RELATING TO PERFORMANCE SHARES DURING ACQUISITION PERIOD FOR BENEFICIARIES NON RESIDING IN FRANCE In the case of an exchange of performance shares without balancing cash compensation resulting from a merger or a demerger during the Acquisition Period, the provisions of Article L.225-197-1 of the French Commercial Code and all the conditions set forth in confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50

this Plan and, in particular, the abovementioned period for remaining time before the date of exchange, shall be applicable to the Allocations and the Performance shares received in the exchange 11. APPLICABLE RESTRICTIONS FOR THE DISPOSAL OF SHARES ACQUIRED FOR BENEFICIAIRIES RESIDING IN FRANCE The Beneficiaries shall not, in any manner, transfer the property of their performance shares before the expiry of the Holding Period, i.e. during a period of two years following the Acquisition Date of such Shares. This restriction does not apply to Shares which were acquired in case of disability (as mentioned in Article 6.1.2.2) or by death (Article 6.1.3). of the Beneficiary. At the end of the Holding Period, in accordance with Article L.225- 197-1 of the French Commercial Code, the performance shares shall not be disposed of:—Within ten trading days prior and three trading days after the date on which the consolidated financial statements, or the annual accounts of the Company, are disclosed;—Within the period from the date on which the management of the Company becomes aware of material information which, if it were made public, could significantly affect the Company’s stock price, and until ten trading days after the date such information was made public. The Company will use the means at its disposal in order to facilitate the implementation of the aforementioned provisions. In addition to the referred provisions of the French Commercial Code, the disposal of performance shares should comply with applicable laws especially concerning insider trading which impose anyone holding privileged information to refrain from transferring or acquiring related shares. Information is considered “privileged” in case of specific information that has not been made public and if it were to be made public, would have a significant impact on the trading price of the relevant shares. The Beneficiaries are specifically reminded that the “Rules of Good Conduct” set up by the company (and available on the Group Intranet TPNET>Technip Group) define Restriction Periods which remain applicable to the disposal shares by Beneficiaries. The Rules apply in particular to the disposal of shares acquired pursuant to the provisions of article 6.1.2 for a period of 6 months following the occurrence of any of the events mentioned thereto. 12. APPLICABLE RESTRICTIONS FOR THE DISPOSAL OF SHARES ACQUIRED FOR BENEFICIARIES NON RESIDING IN FRANCE The performance shares delivered at the end of the Acquisition Period are not subject to a holding condition and are freely disposable subject to the following conditions. In accordance with Article L.225-197-1 of the French Commercial Code, the performance shares shall not be disposed of:—Within ten trading days prior and three trading days after the date on which the consolidated financial statements, or the annual accounts of the Company, are disclosed;—Within the period from the date on which the management of the Company becomes aware of material information which, if it were made public, could significantly affect the Company’s stock price, and until ten trading days after the date such information was made public. The Company will use the means at its disposal in order to facilitate the implementation of the aforementioned provisions. In addition to the referred provisions of the French Commercial Code, the disposal of performance shares should comply with applicable laws especially concerning insider trading which impose anyone holding privileged information to refrain from transferring or acquiring related shares. Information is considered “privileged” in case of specific information that has not been made public and if it were to be made public, would have a significant impact on the trading price of the relevant shares. The Beneficiaries are specifically reminded that the “Rules of Good Conduct” set up by the company (and available on the Group Intranet TPNET>Technip Group) define Restriction Periods which remain applicable to the disposal shares by Beneficiaries. The Rules apply in particular to the disposal of shares acquired pursuant to the provisions of article 6.1.2 for a period of 6 months following the occurrence of any of the events mentioned thereto. 13. AMENDMENTS TO THE PLAN 13.1 Principle This Plan may be amended by the Board of Directors. However, no amendment may be made to this Plan without the Beneficiaries’ consent if it would be unfavorable to the Beneficiaries, unless this modification would result from new legislation or regulatory enactment or any other enforceable provision applicable to the Company. 13.2 Notifications For the needs of this Plan, notifications may be made by any means, including by internal mail, regular mail, or mail with acknowledgement of receipt or by electronic mail to the address or fax number indicated by the Beneficiary. 13.3 Provision invalid Should a provision be deemed invalid for any reason, the enforcement of the Plan will not be affected therefore and will be construed as closely as possible in accordance with the initial intent. 13.4 Change in Rules for expatriates Company may offer to expatriated Beneficiaries to switch from the International Plan to the France Plan and conversely. If a Beneficiary is a French tax resident at the Allocation Date and is, at the third year of the Acquisition Period tax resident outside France, he/she can ask for benefiting from a four-year Acquisition Period by sending a written request to the Group Compensation & Benefits Department one month before the end of the threeyear Acquisition Period at the latest. The Company will decide to accept or not such request. If the request is accepted, the Acquisition Period will be extended for one more year and no Holding Period will be required. If a Beneficiary is a tax resident outside France at the Allocation Date and is, at the third year of the Acquisition Period French tax resident, he/she can ask for benefiting from a three-year Acquisition Period by sending a written request to the Group Compenconfidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50

06/07 Rules of the performance shares plan 2013 sation & Benefits Department one month before the end of the third year of the Acquisition Period at the latest. The Company will decide to accept or not such request. If the request is accepted, the Acquisition Period will be reduced to three years and a two-year Holding Period will be required. 13.5 Amendment of the Plan according to local law The Board of Directors may decide, in light of the rules applicable in certain countries (particularly under tax laws) to provide, initially (on the Allocation Date) or subsequently, pursuant to the conditions set forth in this article, certain specific provisions with regard to Beneficiaries located in such countries. The specific provisions with regard to Beneficiaries concerned will be stated in the letters of Allocation of Shares. 14. BENEFICIARIES NON RESIDING IN FRANCE 14.1 As concerns Beneficiaries subject to taxation in the United States of America, the Plan shall be construed and enforced so that the Allocation, Acquisition and Sale of the performance shares shall not result in a differed compensation under Section 409A of the US Internal Revenue Code of 1986, as modified. 14.2 The Beneficiary’s eligibility to participate in the Plan, the Allocation /or Acquisition delivery of Shares are contingent on the Company and/or the companies in its Group obtaining the necessary or desirable local authorizations, statements or formality, in the relevant countries. As for the United States, while the Allocation and/or Acquisition of shares by an American resident is possible in accordance with current American tax and securities regulations, if there is a change to such regulations or the interpretation thereof, or their interpretation by the Company, making it impossible or inopportune the Allocation and the delivery of Shares to a American resident, the ability to acquire the shares or the delivery of shares may be suspended by the Company without prior notice. 14.3 More generally, if the legislation of the country in which the Beneficiary is located makes the delivery of the Shares to such Beneficiary impossible or inopportune, the Acquisition or the delivery of the Shares may be suspended without any prior notice by the Company. In the event that the ability to acquire the Shares is suspended due to local regulations, the Company may pay the affected Beneficiaries an amount equivalent to the net capital gain in euros or in local currency that they could have incurred in acquiring the Shares. 14.4 Neither the Allocation nor the Acquisition of Shares were or will be registered with the US Securities Exchange Commission or any other US Authority. Shares subscribed for under this Plan may not be sold in the United States. Such shares may be sold only through Euronext Paris. 14.5 Each Beneficiary is responsible for being informed of the tax consequences (including social charges) as a result of the Performance Shares granted to him or her. All such taxes and social charges imposed on the Beneficiary shall be his or her sole responsibility. If upon Allocation and/for Acquisition or sale of Performance Shares Company of the Group is responsible for withholding tax or social charges for the account of the Beneficiary, he or she immediately accepts that the Company suspends the Acquisition and/or delay the delivery of Performance Shares or prohibit the sale of Performance Shares until the Beneficiary has made or arranged for payment of the required amount. Alternatively, the Company has the right to sell all or a portion of the Performance Shares in order to reimburse the amounts owed with the proceeds of such sales. 15. LANGUAGE AND LITIGATION This Plan is governed by French law. The English version of this Plan is established for information purposes only, for the use of the non-French speaking Beneficiaries. In the event of a discrepancy, the French version shall prevail. In case of conflict or litigation regarding its interpretation, validity or implementation, the parties will attempt to find an amicable settlement; if not, the dispute will be brought before the competent French court. confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50

ANNEX METHOD OF DETERMINATION OF THE REFERENCE PERFORMANCE The acquisition by the Beneficiaries of the performance shares granted by the Board of Directors on June 14, 2013 shall be conditional upon the achievement of a performance to be measured on 2013, 2014 and 2015 fiscal years by the results of the Group over three consecutive years in terms of Health Safety & Environment (HSE), Operating Income From Recurring Activities (OIFRA) and (Net Cash Generated from Operational Activities metric), considering that: • The HSE metric corresponds to the Total Recordable Case Frequency (TRCF) where TRCF = Number of recordable accidents / 200,000 working hours; • The OIFRA metric is the operating income from recurring activities, as reported in Technip’s Annual Report; • The Net Cash Generated from Operational Activities metric is the net cash generated from operating activities, as reported in Technip’s Annual Report. The performance obtained shall be measured, as a percentage (i) for the HSE metric, to the corresponding performance of the Group during a previous period, and (ii) for the two other metrics (OIFRA and Net Cash Generated from Operational Activities) to targets expressed in absolute value precised by the Board of Directors. (1) The Reference Performance shall be computed as the arithmetical average of the two best percentages obtained out of the three metrics hereabovementioned. An independent expert appointed by the Board of Directors, upon consultation of the Nominations and Remunerations Committee will carry out the abovementioned Reference Performance calculation, according to the provisions of the Plan. The “At Risk Portion of the Plan” is made of the Performance Shares which might be lost by the Beneficiaries according to the levels of performance achieved and corresponding to (i) 100% of the performance shares allocated to the Group’s principal executives (the “Group’s principal executives At Risk Portion”) and, (ii) 50% of the performance shares allocated to the other Beneficiaries (the “Other Beneficiaries At Risk Portion”). The Reference Performance shall determine the definitive proportion of shares to be exercised based on the following scales:—if the Reference Performance is below 75%, the At Risk Portion of the Plan will be lost by Beneficiaries;—if the Reference Performance is at least equal to 75%, the percentage of the performance shares that will be exercisable in the At Risk Portion of the Plan will be defined on a straight line basis against the Reference Performance:—from 0 to 100% for the Group’s principal executives At Risk Portion,—from 0 to 50% for the Other Beneficiaries At Risk Portion. The performance shares which cannot be exercised due to the lack of performance will be definitively lost. (1) The target values for the OIFRA and Net Cash Generated From Operational Activities are confidential data likely to have an influence of the share price which prohibits any ex ante disclosure even to the Beneficiaries. Conversely the calculation of the Reference Performance ex post, shall be fully disclosed based on actual reported figures. confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50

Siège social CS 51650 89 avenue de la Grande Armée 75773 Paris Cedex 16 Tél. : +33 (0)1 47 78 24 00 www.technip.com REG-AP_EN13 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50 confidential Lea Prince Agbodjan Davis Polk 05 mai 2016, 07:50